POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas S. Schorsch as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-11 and all pre- and post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE
/s/ Nicholas S. Schorsh	Chief Executive Officer and	January 31, 2011
Nicholas S. Schorsch	Chairman of the Board of Directors

/s/ William M. Kahane	Chief Operating Officer, President	January 31, 2011
William M. Kahane	and Treasurer

/s/ Brian S. Block	Executive Vice President and Chief Financial Officer	January 31, 2011
Brian S. Block	(Principal Financial Officer, Principal Account Officer)

/s/ Robert H. Burns	Independent Director	January 31, 2011
Robert H. Burns

/s/ David Gong	Independent Director	January 31, 2011
David Gong